UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant   ☒

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☐           Preliminary Proxy Statement

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☐           Definitive Proxy Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

CRACKER BARREL OLD COUNTRY STORE, INC.
(Name of Registrant as Specified in Its Charter)

BIGLARI CAPITAL CORP. THE LION FUND II, L.P. STEAK N SHAKE OPERATIONS, INC. SARDAR BIGLARI PHILIP L. COOLEY
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Biglari Capital Corp. and its affiliates (“Biglari”) filed a preliminary solicitation statement (the “Solicitation Statement”) on September 17, 2013 with the Securities and Exchange Commission in connection with the solicitation of requests to call a special meeting of shareholders of Cracker Barrel  Old Country Store, Inc. (the “Company”) to vote on a non-binding proposal for the Board of Directors of the Company to declare a special cash dividend of $20.00 per share to all shareholders of the Company. In view of the Company’s inclusion of the special dividend proposal for an advisory vote at the Company’s 2013 annual meeting of shareholders, Biglari is no longer pursuing a solicitation to call a special meeting and has withdrawn the Solicitation Statement.

* * *

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Biglari Capital Corp., a Texas corporation (“Biglari Capital”), together with the other participants named herein, has made a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and an accompanying proxy card to be used to solicit votes in connection with the solicitation of proxies at the 2013 annual meeting of shareholders of Cracker Barrel Old Country Store, Inc. (the “Company”) for (i) the election of individuals to the Board of Directors (the “Board”) of the Company and (ii) the advisory vote on a proposal made by Biglari that the Board declare and the Company pay a special cash dividend of $20.00 per share to all shareholders.

BIGLARI CAPITAL ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THESE MATERIALS WITHOUT CHARGE UPON REQUEST.

The participants in the solicitation are Biglari Capital, The Lion Fund II, L.P., a Delaware limited partnership (the “Lion Fund II”), Steak n Shake Operations, Inc., an Indiana corporation (“Steak n Shake”), Sardar Biglari and Philip L. Cooley (the “Participants”).

As of the close of business on September 25, 2013, the Lion Fund II owned directly 3,462,604 shares of Common Stock. Biglari Capital, as the general partner of the Lion Fund II, and Mr. Biglari, as the Chairman and Chief Executive Officer of Biglari Capital, may be deemed to beneficially own the shares of Common Stock directly owned by the Lion Fund II.  As of the close of business on September 25, 2013, Steak n Shake owned directly 1,275,190 shares of Common Stock. Mr. Biglari, as the Chairman and Chief Executive Officer of Steak n Shake, may be deemed to beneficially own the shares of Common Stock directly owned by Steak n Shake.

As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the Participants is deemed to beneficially own the shares of Common Stock of the Company beneficially owned in the aggregate by the other Participants. Each of the Participants specifically disclaims beneficial ownership of the shares of Common Stock he or it does not directly own.